EXHIBIT 99.1
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Overview
On November 1, 2025, DuPont de Nemours, Inc. (the “Company” or “DuPont”) completed the previously announced separation of its Electronics business (the “Electronics Separation”) into a separate and independent public company, Qnity Electronics, Inc. (“Qnity”), through a pro rata dividend in-kind of all of the then-issued and outstanding shares of Qnity’s common stock, par value $0.01 per share, to holders of the Company’s common stock, par value $0.01 per share, as of the close of business on October 22, 2025 (the “Distribution”).

Qnity entered into a separation and distribution agreement with DuPont (the “Separation Agreement”), which contains, among other things, the principles governing and the terms specifying the reorganization and separation of DuPont into its Electronics and Industrials businesses. In connection with the Electronics Separation and the Distribution, on October 15, 2025, Qnity declared a dividend to DuPont (the “Qnity Cash Distribution”) of approximately $4.122 billion, inclusive of $22 million of costs related to Qnity's notes issuance on August 15, 2025, plus the pre-funded interest on the Qnity notes through March 31, 2026 of $66 million (and any investment returns on any amounts held in escrow in respect of the Qnity notes issuance).

In the third quarter 2025, DuPont announced the commencement of its offers to exchange (each an “Exchange Offer” and, collectively, the “Exchange Offers”) its outstanding 4.725% Notes due 2028 (the “2028 Notes”), 5.319% Notes due 2038 (the “2038 Notes”) and 5.419% Notes due 2048 (the “2048 Notes” and, collectively with the 2028 Notes and 2038 Notes, the “Existing Notes”) for new notes to be issued by DuPont. On October 2, 2025, DuPont issued $1,584 million aggregate principal amount of 4.725% Notes due 2028 (the “New 2028 Notes”), $226 million aggregate principal amount of 5.319% Notes due 2038 (the “New 2038 Notes”), and $295 million aggregate principal amount of 5.419% Notes due 2048 (the “New 2048 Notes” and, collectively with the New 2028 Notes and the New 2038 Notes, the “New Notes”).

Each series of the New Notes provides for special mandatory redemption as discussed below. Each series of the New Notes has the same interest rate, interest payment dates, maturity date and optional redemption provisions as the applicable series of Existing Notes; provided that the methodology for calculating any make-whole redemption price for the New Notes reflects the Securities Industry and Financial Markets Association model provisions. Interest is payable on the New 2028 Notes on May 15 and November 15 of each year beginning on May 15, 2025, until its maturity date of November 15, 2028. Interest is payable on the New 2038 Notes on May 15 and November 15 of each year beginning on May 15, 2025, until its maturity date of November 15, 2038. Interest is payable on the New 2048 Notes on May 15 and November 15 of each year beginning on May 15, 2025, until its maturity date of November 15, 2048.

Upon the completion of the Distribution, the special mandatory redemption event was triggered under each series of New Notes (the “Special Mandatory Redemption Event”). As a result, DuPont is required to redeem $900 million principal amount of the New 2028 Notes, approximately $226 million principal amount of the New 2038 Notes and approximately $295 million principal amount of the New 2048 Notes on the Special Mandatory Redemption Date (as defined below) (such redemption the “Special Mandatory Redemption”), at a redemption price (the “Special Mandatory Redemption Price”) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on each series of the New Notes discounted to the Special Mandatory Redemption Date (assuming each series of the New Notes matured on the applicable par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) 25 basis points in the case of the New 2028 Notes and (ii) 30 basis points in the case of the New 2038 Notes and the New 2048 Notes, less (b) interest accrued to the Special Mandatory Redemption Date, and (2) 100% of the principal amount of the applicable series of the New Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, to, but excluding the Special Mandatory Redemption Date. Following the Distribution, DuPont must promptly (but in no event later than November 17, 2025) inform holders of the New Notes that such New Notes will be redeemed on the redemption date set forth in such notice, which will be no later than 30 days from the notice date (such date, the “Special Mandatory Redemption Date”).

On November 3, 2025, DuPont entered into a transaction support agreement (the “Transaction Support Agreement”) with certain noteholders (the “Supporting Holders”) that beneficially own $649 million (or approximately 83.9%) of the 2038 Notes and $1,118 million (or approximately 60.25%) of the 2048 Notes, each issued pursuant to the Indenture, dated as of November 28, 2018, by and between DowDuPont Inc. (n/k/a DuPont de Nemours, Inc.) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 28, 2018, by and between DowDuPont Inc. (n/k/a DuPont de Nemours, Inc.) and the Trustee (collectively, the “Indenture”). Pursuant to the Transaction Support Agreement, (i) DuPont has agreed to launch, and the Supporting Holders have agreed to provide their consents with respect to their 2038 Notes and 2048 Notes (as applicable) in support of a solicitation of consents (the “Consent Solicitations”) with respect to the adoption of certain proposed amendments (the “Proposed Amendments”) to the Indenture governing the applicable series of 2038 Notes and 2048 Notes to expressly permit DuPont to consummate the Electronics Separation and the proposed sale of its aramids business, and (ii) DuPont has agreed to launch and the Supporting Holders have agreed to tender $1,029 million aggregate principal amount of their 2048 Notes into a tender offer (the “Tender Offer”) to purchase for cash up to $739 million aggregate principal amount of the 2048 Notes at a purchase price equal to $1,000 per $1,000 aggregate principal amount of 2048 Notes plus accrued and unpaid interest (if any) thereon to, but excluding, the applicable settlement date of the Tender Offer.

Following successful consummation of the Tender Offer, repayment at maturity of DuPont’s 4.493% Notes due 2025 (the “2025 Notes”) and payment for the Special Mandatory Redemption of the New Notes, DuPont will have successfully achieved its intended post-Electronics Separation capital structure by repaying approximately $4.0 billion aggregate principal amount of its senior notes, with total refinancing expenses of approximately $168 million (including estimated redemption premiums using October 28, 2025 rates, and excluding swap termination expenses). In light of the entry into the Transaction Support Agreement and the expected results of the Consent Solicitations and Tender Offer, DuPont no longer expects to redeem or otherwise repay any 2028 Notes or New 2028 Notes beyond the $900 million aggregate principal amount of New 2028 Notes that will be redeemed pursuant to the special mandatory redemption provisions of such New 2028 Notes.

Basis of Presentation
The following unaudited pro forma consolidated financial statements of DuPont were derived from its historical consolidated financial statements and are being presented to give effect to the Electronics Separation, including receipt of the Qnity Cash Distribution, the Exchange Offers, the Special Mandatory Redemption, the Consent Solicitations, the Tender Offer, and certain intended uses of proceeds and cash on hand (collectively, the “Transactions”). The unaudited pro forma Condensed Consolidated Balance Sheet as of June 30, 2025 gives effect to the Transactions as if they had occurred on June 30, 2025. The unaudited pro forma Consolidated Statements of Operations for the six months ended June 30, 2025 and for the year ended December 31, 2024 reflect pro forma results of DuPont’s operations as if the Transactions had occurred on January 1, 2024, the beginning of the Company’s most recently completed fiscal year. The unaudited pro forma Consolidated Statements of Operations for the years ended December 31, 2023 and 2022 give effect to the pro forma discontinued operations presentation of the Electronics business in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, “Presentation of Financial Statements” (“ASC 205”) for those historical periods.

Separately, on August 29, 2025, DuPont entered into a definitive agreement with Arclin, a portfolio company of an affiliate of TJC, L.P., pursuant to which, subject to the satisfaction of customary closing conditions, including the receipt of certain regulatory approvals, DuPont has agreed to sell its aramids business (Kevlar® and Nomex®) (the “Aramids Divestiture”). The unaudited pro forma consolidated statements do not give effect to the intended Aramids Divestiture. Beginning in the third quarter of 2025, the financial results of the aramids business being divested will be reflected in DuPont’s Consolidated Financial Statements as discontinued operations, along with comparative periods.

The unaudited pro forma consolidated financial statements should be read in conjunction with: (i) the accompanying notes to the unaudited pro forma consolidated financial statements, (ii) DuPont’s audited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in DuPont’s Current Report on Form 8-K filed on May 2, 2025, which was filed in order to recast DuPont’s 2024 Annual Report on Form 10-K to reflect the changes in DuPont’s reportable segments; and (iii) DuPont’s unaudited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in DuPont’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2025.

The unaudited pro forma consolidated financial statements, prepared in accordance with Article 11 of Securities and Exchange Commission (“SEC”) Regulation S-X, are for informational purposes only and are not intended to be a complete presentation of DuPont’s operating results or financial position had the Transactions occurred as of and for the periods indicated, nor do they purport to project the results of operations or financial position for any future period or as of any future date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

Beginning with DuPont’s annual report on Form 10-K for the period ended December 31, 2025, the Electronics business will be reflected in DuPont’s historical financial statements as discontinued operations, including for periods prior to the consummation of the Electronics Separation.

DuPont de Nemours, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of June 30, 2025

	DuPont	Electronics Separation	DuPont Adjusted	Pro Forma Adjustments		DuPont Pro Forma
(in millions)	As Reported	Note 1	(subtotal)	Note 2		(total)
Assets
Current assets
Cash and cash equivalents	$1,837	$(58)	$1,779	$(763)	(a)	$1,016
Restricted cash and cash equivalents	5	—	5	—		5
Accounts and notes receivable – net	2,535	(707)	1,828	122	(a), (b), (c)	1,950
Inventories	2,295	(658)	1,637	—		1,637
Prepaid and other current assets	178	(45)	133	—		133
Total current assets	$6,850	$(1,468)	$5,382	$(641)		$4,741
Property, plant and equipment - net of accumulated depreciation	5,910	(1,620)	4,290	—		4,290
Other assets
Goodwill	16,240	(8,316)	7,924	—		7,924
Other intangible assets	5,163	(1,577)	3,586	—		3,586
Restricted cash and cash equivalents - noncurrent	37	—	37	—		37
Investments and noncurrent receivables	1,112	(418)	694	—		694
Deferred income tax assets	252	(16)	236	—		236
Deferred charges and other assets	995	(161)	834	280	(b), (c), (d), (e)	1,114
Total other assets	$23,799	$(10,488)	$13,311	$280		$13,591
Total Assets	$36,559	$(13,576)	$22,983	$(361)		$22,622
Liabilities and Equity
Current liabilities
Short-term borrowings	$1,849	$—	$1,849	$(1,849)	(a)	$—
Accounts payable	1,699	(547)	1,152	—		1,152
Income taxes payable	158	(101)	57	—		57
Accrued and other current liabilities	1,147	(134)	1,013	115	(a), (c), (d)	1,128
Total current liabilities	$4,853	$(782)	$4,071	$(1,734)		$2,337
Long-term debt	5,326	—	5,326	(2,138)	(a)	3,188
Other noncurrent liabilities
Deferred income tax liabilities	844	(322)	522	—		522
Pension and other post employment benefits	575	(95)	480	(7)	(e)	473
Other noncurrent obligations	1,445	(266)	1,179	75	(a), (b), (c), (d)	1,254
Total other noncurrent liabilities	$2,864	$(683)	$2,181	$68		$2,249
Total liabilities	$13,043	$(1,465)	$11,578	$(3,804)		$7,774
Equity
Total DuPont’s stockholders’ equity	23,064	(11,825)	11,239	3,443	(a), (b), (c), (e)	14,682
Noncontrolling interests	452	(286)	166	—		166
Total equity	$23,516	$(12,111)	$11,405	$3,443		$14,848
Total Liabilities and Equity	$36,559	$(13,576)	$22,983	$(361)		$22,622

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

DuPont de Nemours, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
for the Six Months Ended June 30, 2025

	DuPont	Electronics Separation	DuPont Adjusted	Pro Forma Adjustments		DuPont Pro Forma
(in millions)	As Reported	Note 1	(subtotal)	Note 2		(total)
Net sales	$6,323	$(2,288)	$4,035	$—		$4,035
Cost of sales	3,961	(1,211)	2,750	(6)	(f)	2,744
Research and development expenses	279	(163)	116	(10)	(f)	106
Selling, general and administrative expenses	774	(244)	530	(31)	(f)	499
Amortization of intangibles	286	(105)	181	—		181
Restructuring and asset related charges – net	49	(8)	41	—		41
Goodwill impairment charges	768	—	768	—		768
Acquisition, integration and separation costs	279	(139)	140	—		140
Equity in earnings of nonconsolidated affiliates	29	(22)	7	—		7
Sundry income (expense) – net	88	2	90	2	(h)	92
Interest expense	167	—	167	(97)	(h)	70
(Loss) income from continuing operations before income taxes	$(123)	$(438)	$(561)	$146		$(415)
Provision for income taxes on continuing operations	187	(101)	86	33	(i)	119
(Loss) income from continuing operations, net of tax	$(310)	$(337)	$(647)	$113		$(534)
Net income from continuing operations attributable to noncontrolling interests	18	(13)	5	—		5
Net (loss) income from continuing operations attributable to DuPont common stockholders	$(328)	$(324)	$(652)	$113		$(539)

(Loss) earnings per common share from continuing operations:
Basic [1]	$(0.78)					$(1.29)
Diluted [1]	$(0.78)					$(1.29)
Weighted average common shares outstanding:
Basic [1]	418.7					418.7
Diluted [1]	418.7					418.7
1.Pro forma basic and diluted earnings per share from continuing operations is calculated by dividing pro forma net loss from continuing operations available to DuPont common stockholders by the weighted-average number of DuPont common shares outstanding.

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

DuPont de Nemours, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
for the Year Ended December 31, 2024

	DuPont	Electronics Separation	DuPont Adjusted	Pro Forma Adjustments		DuPont Pro Forma
(in millions)	As Reported	Note 1	(subtotal)	Note 2		(total)
Net sales	$12,386	$(4,336)	$8,050	$—		$8,050
Cost of sales	7,879	(2,324)	5,555	(15)	(f)	5,540
Research and development expenses	531	(297)	234	(19)	(f)	215
Selling, general and administrative expenses	1,552	(505)	1,047	(59)	(f)	988
Amortization of intangibles	595	(232)	363	—		363
Restructuring and asset related charges – net	87	(9)	78	—		78
Acquisition, integration and separation costs	168	(78)	90	97	(g)	187
Equity in earnings of nonconsolidated affiliates	60	(37)	23	—		23
Sundry income (expense) – net	(76)	(31)	(107)	(69)	(a), (h)	(176)
Interest expense	366	—	366	(197)	(h)	169
Income from continuing operations before income taxes	$1,192	$(959)	$233	$124		$357
Provision for income taxes on continuing operations	414	(181)	233	28	(i)	261
Income from continuing operations, net of tax	$778	$(778)	$—	$96		$96
Net income from continuing operations attributable to noncontrolling interests	35	(33)	2	—		2
Net income from continuing operations available for DuPont common stockholders	$743	$(745)	$(2)	$96		$94

Earnings per common share from continuing operations:
Basic [1]	$1.77					$0.22
Diluted [1]	$1.77					$0.22
Weighted average common shares outstanding:
Basic [1]	419.2					419.2
Diluted [1]	420.6					420.6
1.Pro forma basic and diluted earnings per share from continuing operations is calculated by dividing pro forma net income from continuing operations available to DuPont common stockholders by the weighted-average number of DuPont common shares outstanding.

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

DuPont de Nemours, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
for the Year Ended December 31, 2023

	DuPont	Electronics Separation	DuPont Pro Forma
(in millions)	As Reported	Note 1	(total)
Net sales	$12,068	$(4,034)	$8,034
Cost of sales	7,835	(2,268)	5,567
Research and development expenses	508	(285)	223
Selling, general and administrative expenses	1,408	(437)	971
Amortization of intangibles	600	(262)	338
Restructuring and asset related charges – net	146	(33)	113
Goodwill impairment charges	804	—	804
Acquisition, integration and separation costs	20	—	20
Equity in earnings of nonconsolidated affiliates	51	(16)	35
Sundry income (expense) – net	102	(16)	86
Interest expense	396	—	396
Income (loss) from continuing operations before income taxes	$504	$(781)	$(277)
(Benefit from) provision for income taxes on continuing operations	(29)	(165)	(194)
Income (loss) from continuing operations, net of tax	$533	$(616)	$(83)
Net income from continuing operations attributable to noncontrolling interests	39	(28)	11
Net income (loss) from continuing operations available for DuPont common stockholders	$494	$(588)	$(94)

Earnings per common share from continuing operations:
Basic [1]	$1.10		$(0.21)
Diluted [1]	$1.09		$(0.21)
Weighted average common shares outstanding:
Basic [1]	449.9		449.9
Diluted [1]	451.2		449.9
1.Pro forma basic and diluted earnings per share from continuing operations is calculated by dividing pro forma net income or loss from continuing operations available to DuPont common stockholders by the weighted-average number of DuPont common shares outstanding.

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

DuPont de Nemours, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
for the Year Ended December 31, 2022

	DuPont	Electronics Separation	DuPont Pro Forma
(in millions)	As Reported	Note 1	(total)
Net sales	$13,017	$(4,757)	$8,260
Cost of sales	8,402	(2,593)	5,809
Research and development expenses	536	(312)	224
Selling, general and administrative expenses	1,467	(450)	1,017
Amortization of intangibles	590	(276)	314
Restructuring and asset related charges – net	155	(109)	46
Acquisition, integration and separation costs	193	(11)	182
Equity in earnings of nonconsolidated affiliates	75	(31)	44
Sundry income (expense) – net	191	(25)	166
Interest expense	492	—	492
Income from continuing operations before income taxes	$1,448	$(1,062)	$386
Provision for income taxes on continuing operations	387	(197)	190
Income from continuing operations, net of tax	$1,061	$(865)	$196
Net income from continuing operations attributable to noncontrolling interests	49	(27)	22
Net income from continuing operations available for DuPont common stockholders	$1,012	$(838)	$174

Earnings per common share from continuing operations:
Basic [1]	$2.02		$0.35
Diluted [1]	$2.02		$0.35
Weighted average common shares outstanding:
Basic [1]	498.5		498.5
Diluted [1]	499.4		499.4
1.Pro forma basic and diluted earnings per share from continuing operations is calculated by dividing pro forma net income or loss from continuing operations available to DuPont common stockholders by the weighted-average number of DuPont common shares outstanding.

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 - ELECTRONICS SEPARATION
The Electronics Separation adjustments reflect DuPont’s current best estimate of the operations, assets, liabilities, and equity of the Electronics business that will qualify as discontinued operations in accordance with the guidance set forth in ASC 205, Presentation of Financial Statements. These amounts are considered preliminary and as such, actual amounts could differ from these estimates. ASC 205 does not allow general corporate overhead expenses to be allocated to discontinued operations. As a result, these amounts differ from the results of the Electronics business on a management reporting and external reporting basis.

NOTE 2 – TRANSACTION PRO FORMA ADJUSTMENTS
The unaudited pro forma Condensed Consolidated Balance Sheet as of June 30, 2025 and the unaudited pro forma Consolidated Statements of Operations for the six months ended June 30, 2025 and for the year ended December 31, 2024 reflect the following pro forma adjustments discussed below.
a) Reflects in “Cash and cash equivalents” the receipt of the Qnity Cash Distribution to DuPont of approximately $4,122 million, inclusive of $22 million of costs related to Qnity’s notes issuance on August 15, 2025, plus the pre-funded interest on the Qnity notes through March 31, 2026 of $66 million (and any investment returns on any amounts held in escrow in respect of the Qnity notes issuance); offset by (A) $2,205 million, inclusive of redemptions from the Tender Offer and the Special Mandatory Redemption and $45 million of redemption costs associated with the Special Mandatory Redemption (B) $1,850 million anticipated normal course payment of the 2025 Notes on or prior to its maturity date of November 15, 2025 (C) $602 million of cash held by Qnity at the time of the Electronics Separation, excluding the $58 million reflected in the Electronics Separation and shown net of Qnity related debt costs estimated to be $90 million related to the Qnity notes issuance, Qnity’s establishment of a $2,350 million senior secured term loan facility and Qnity’s establishment of a 5-year revolving credit facility (D) $22 million of costs related to Qnity’s notes issuance described above (E) $104 million related to the termination of the interest rate swaps due in 2038 and 2048 and the partial termination of the interest rate swaps due in 2032 and (F) $102 million of fees associated with the Exchange Offers, the Tender Offer, and the Consent Solicitations.
The unaudited pro forma Condensed Consolidated Balance Sheet includes adjustments to “Short-term borrowings” of $1,849 million, net of issuance costs, for the anticipated normal course payment of the 2025 Notes on or prior to its maturity date of November 15, 2025.
The unaudited pro forma Condensed Consolidated Balance Sheet also includes adjustments of $2,138 million to “Long-term debt” reflecting $2,160 million associated with the Tender Offer and the Special Mandatory Redemption as a result of the Exchange Offers, and capitalized debt issuance costs related to the Exchange Offers of $5 million, offset by acceleration of exchange issuance costs and historical debt basis adjustment and issuance costs of $27 million associated with the Special Mandatory Redemption.
The unaudited pro forma Condensed Consolidated Balance Sheet also includes adjustments to reduce “Accrued and other current liabilities” and “Other noncurrent obligations” by $91 million and $13 million, respectively, for the termination of the interest rate swaps due in 2038 and 2048 and the expected partial termination of the interest rate swaps due in 2032, which relate to the hedges of the Company’s 2038 Notes. The related tax impact is a $13 million increase to “Accounts and notes receivable - net”.
The unaudited pro forma Consolidated Statement of Operations for the year ended December 31, 2024 include adjustments of $45 million for the repayment costs associated with the Tender Offer and the Special Mandatory Redemption as a result of the Exchange Offers and $27 million for the acceleration of exchange issuance costs and historical debt basis adjustment and issuance costs reflected in “Sundry income (expense), net”.
(b) Reflects $180 million of indemnification assets related to the liabilities contractually allocated to Qnity based on the Applicable Qnity Percentage (as defined below) and in accordance with the provisions of the Separation Agreement (including adjustments therein related to estimated income tax benefits arising from the liabilities allocated to Qnity), including certain legacy and other liabilities (including Legacy Liabilities (as defined in the letter agreement entered into on June 1, 2019 by and between DuPont and Corteva (the “Corteva Letter Agreement”)), and other legacy PFAS liabilities and other liabilities related to DuPont’s discontinued and divested operations and businesses not covered by the Corteva Letter Agreement); and $2 million of liabilities otherwise conveyed to Qnity under the Separation Agreement.

The Separation Agreement, among other things, provides for the allocation to Qnity of a portion of these legacy liabilities and funding obligations equal to the “Applicable Qnity Percentage”, which is the percentage that is equal to (a) the quotient of (i) the Pro Forma Operating EBITDA (as defined in the Corteva Letter Agreement) attributable to the Electronics business and assets (measured at the time of the Distribution, but prior to giving effect to the Distribution), divided by (ii) the Pro Forma Operating EBITDA (measured at the time of the distribution, but prior to giving effect to the distribution) of DuPont, multiplied by (b) 100. The “Applicable DuPont Percentage” is equal to (a) 100%, minus (b) the Applicable Qnity Percentage.
Assuming the Distribution had occurred on July 1, 2025, based on the Pro Forma Operating EBITDA attributable to the Electronics business and assets for the twelve-month period ended June 30, 2025, the Applicable Qnity Percentage would be 44%. This illustrative percentage value used for purposes of these pro forma consolidated financial statements is subject to change based on the relationship of the Pro Forma Operating EBITDA attributable to the Electronics business and assets relative to that of DuPont (as a whole), in each case prior to the Distribution. The exact calculation will not be determinable until after the Distribution and will depend on many factors including the relative performance of the Electronics business and the performance of DuPont as measured immediately prior to the Distribution and whether either Qnity or DuPont undertake strategic initiatives prior to the Distribution. We intend to publicly disclose the actual numeric value of the Applicable Qnity Percentage and the Applicable DuPont Percentage once determined after the Distribution.
In connection with the foregoing, within the unaudited pro forma Condensed Consolidated Balance Sheet, $58 million and $122 million are included in “Accounts and notes receivable - net” and “Deferred charges and other assets”, respectively, and $2 million is reflected in “Other noncurrent obligations”.
(c) In connection with the Electronics Separation, DuPont and Qnity entered into a tax matters agreement, effective November 1, 2025 to require certain payments between Qnity and DuPont for pre-separation tax liabilities and receivables. Accordingly, receivables of $51 million and $169 million have been recorded within “Accounts and notes receivable - net” and “Deferred charges and other assets”, respectively, as well as payables of $209 million and $97 million have been recorded within “Accrued and other current liabilities” and “Other noncurrent obligations”, respectively. These adjustments are based on the Applicable Qnity Percentage and may vary from the current expectation.
(d) Reflects the portion of leases contractually allocated to Qnity. Included in the unaudited pro forma Condensed Consolidated Balance Sheet, decrease to “Deferred charges and other assets” of $10 million, “Accrued and other current liabilities” of $3 million and “Other noncurrent obligations” of $7 million.
(e) Reflects pension revaluations in connection with the Electronics Separation. Included in the unaudited pro forma Condensed Consolidated Balance Sheet, decrease to “Deferred charges and other assets” of $1 million and “Pension and other post-employment benefits - noncurrent” of $7 million.
(f) Reflects income from certain services associated with transaction agreements we entered into with Qnity effective November 1, 2025, including certain transitional services agreements, certain product service agreements, contract manufacturing agreements and site services agreements. Included in the unaudited pro forma Consolidated Statement of Operations for the six months ended June 30, 2025 are adjustments to “Cost of Sales” of $6 million, “Research and development expenses” of $10 million and “Selling, general and administrative expenses” of $31 million. Included in the unaudited pro forma Consolidated Statement of Operations for the year ended December 31, 2024 are adjustments to “Cost of Sales” of $15 million, “Research and development expenses” of $19 million and “Selling, general and administrative expenses” of $59 million.
(g) Reflects $97 million of costs associated with the Exchange Offers, the Tender Offer, and the Consent Solicitations within the unaudited pro forma Consolidated Statements of Operations for the year ended December 31, 2024.
(h) Pro forma Consolidated Statements of Operations reflect a reduction to “Interest expense” of $97 million for the six months ended June 30, 2025 and $194 million for the year ended December 31, 2024 related to the Special Mandatory Redemption of the New Notes and the anticipated normal course payment of the 2025 Notes on or prior to its maturity date of November 15, 2025. The remaining notes after debt redemptions are estimated to have a weighted average interest rate of approximately 5.11%.

    Included in the unaudited pro forma Consolidated Statement of Operations for the year ended December 31, 2024 are adjustments to reflect a reduction to “Interest expense” of $3 million and a $3 million benefit to “Sundry income (expense) - net” related to the partial termination of the interest rate swaps due in 2032. Pro forma Consolidated Statements of Operations for the six months ended June 30, 2025 reflect a $2 million benefit to “Sundry income (expense) - net” related to the partial termination of the interest rate swaps due in 2032.
(i) Reflects the income tax impact of the transaction pro forma adjustments at the applicable statutory income tax rates or a blended rate of approximately 22.5%, where applicable.